Exhibit 23.3


               Consent of Ernst & Young LLP, Independent Auditors


   We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries incorporated by reference in Triad Hospitals, Inc.'s Current Report on Form 8-K filed May 11, 2001, as filed with the Securities and Exchange Commission.


   /s/  Ernst & Young LLP


   Nashville, Tennessee
   May 25, 2001